UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 25, 2015 (August 21, 2015)

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1623 Buckeye Drive

Milpitas, CA 95035

(Address of principal executive offices, including zip code)

(408) 969-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously disclosed, Integrated Silicon Solution, Inc. (the “Company”) and Uphill Investment Co. (“Uphill”) entered into an Agreement and Plan of Merger, dated as of March 12, 2015 (as amended, the “Merger Agreement”). Pursuant to Section 8.1(b)(i) of the Merger Agreement, either ISSI or Uphill had the right to terminate the Merger Agreement under certain circumstances if the effective time of the merger closing shall have not occurred on or before September 12, 2015 (the “Termination Date”). As contemplated by Section 8.1(b)(i) of the Merger Agreement, either party could request that the Termination Date be extended by up to three (3) months, and on August 21, 2015, ISSI and Uphill agreed to extend such Termination Date until December 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Silicon Solution, Inc.

By:	/s/ John M. Cobb
Name: John M. Cobb Title: Chief Financial Officer

Date: August 25, 2015